                                                                    Exhibit 99.3

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 1998 (as amended) and the year ended December 31, 1997 and the unaudited pro forma condensed combined balance sheet as of September 30, 1998 (as amended) give effect to the acquisition of Sedgwick. The purchase method of accounting has been applied to the transaction. The pro forma statements of income assume the acquisition occurred on January 1, 1997 and the pro forma balance sheet assumes the transaction occurred on September 30, 1998.

The unaudited pro forma statements of income do not include potential cost savings that may be realized as a result of the acquisition or the effect of a special charge that is expected to include, among other items, the Registrant's cost (non-goodwill) related to severance arrangements, the closing of existing facilities and the issuance of certain deferred stock units. The Registrant has indicated that it anticipates ultimately achieving gross pretax cost savings in the range of $200 million per year, over a period of years. See "Information Concerning Forward-Looking Statements".

The unaudited pro forma condensed combined financial statements have been prepared by the Registrant based upon the assumptions disclosed in the notes to the pro forma condensed combined financial statements and reflect the Registrant's expectation that it will acquire 100% of Sedgwick's issued share capital and issued convertible bonds. The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and do not purport to be indicative of the results which would have been reported if the transaction had occurred on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and Annual Report on Form 10-K/A for the year ended December 31, 1997 and the Sedgwick financial statements included in Exhibits 99.1 and 99.2 of this Form 8-K.

MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
(In millions, except per share figures)

                                                         Historical (1)
                                             -----------------------------------
                                             Marsh & McLennan    Sedgwick Group,   Pro Forma       Pro Forma
                                              Companies, Inc.    as adjusted (a)  Adjustments      Combined
                                             ----------------    ---------------  -----------      ---------
Revenue                                          $  5,245            $ 1,214        $    -         $  6,459

Expense                                             4,160              1,442            30 (b)        5,632
                                                 --------            -------        -------        --------

Operating Income (Loss)                             1,085               (228)          (30)             827

Interest, net                                         (77)                (4)          (75) (c)        (156)
                                                 --------            -------        -------        --------

Income (Loss) Before Income Taxes                   1,008               (232)         (105)             671

Provision (Benefit) for Income Taxes                  398                (52)          (26) (d)         320
                                                 --------            -------        -------        --------

Net Income (Loss)                                $    610            $  (180)       $  (79)        $    351
                                                 ========            =======        =======        ========

Basic Net Income Per Share                       $   2.38                                          $   1.32
                                                 ========                                          ========

Diluted Net Income Per Share                     $   2.28                                          $   1.25
                                                 ========                                          ========

Average Number of Shares

  Outstanding - Basic                                 256                               10 (e)          266
                                                 ========                           ======         ========

Average Number of Shares

 Outstanding - Diluted                                264                               10 (e)          274
                                                 ========                           ======         ========

(1) Sedgwick's net loss for the nine months ended September 30, 1998 includes a $16 million exceptional pretax gain and a $200 million exceptional pretax charge.

See accompanying notes to pro forma condensed combined financial statements.

MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)
(In millions, except per share figures)

                                                    Historical (1)
                                   ---------------------------------------------
                                   Marsh & McLennan  Sedgwick Group,  Pro Forma    Pro Forma
                                    Companies, Inc.  as adjusted(a)  Adjustments   Combined
                                     (as amended)    --------------  ----------- (as amended)
                                     ------------                                ------------
Revenue                                $ 6,009         $ 1,588       $    --       $ 7,597

Expense                                  5,211           1,436            39(b)      6,686
                                       -------         -------       --------      -------
Operating Income (Loss)                    798             152           (39)          911

Interest, net                              (83)             (6)         (100)(c)      (189)
                                       -------         -------       --------      -------

Income (Loss) Before Income Taxes          715             146          (139)          722

Provision (Benefit) for Income Taxes       281              61           (35)(d)       307
                                       -------         -------       --------      -------

Net Income (Loss)                      $   434         $    85       $  (104)      $   415
                                       =======         =======       ========      =======

Basic Net Income Per Share             $  1.77(2)                                  $  1.63
                                       =======                                     =======

Diluted Net Income Per Share           $  1.73(2)                                  $  1.59
                                       =======                                     =======

Average Number of Shares
  Outstanding - Basic                      245(2)                         10(e)        255
                                       =======                       =======       =======

Average Number of Shares
 Outstanding - Diluted                     251(2)                         10(e)        261
                                       =======                       =======       =======

(1) Marsh & McLennan's expense includes special charges amounting to $244 million for the year ended December 31, 1997.

(2) Restated to reflect the three-for-two stock split in the form of a stock distribution issued on June 26, 1998.


See accompanying notes to pro forma condensed combined financial statements.

MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 1998 (UNAUDITED)
(In millions of dollars)                        Historical (1)
                                       ---------------------------------
                                       Marsh & McLennan  Sedgwick Group,   Pro Forma         Pro Forma
                                        Companies, Inc.  as adjusted (f)  Adjustments (g)    Combined
                                        ---------------  ---------------  ---------------    --------
ASSETS
Current Assets:

Cash and cash equivalents                   $    667         $    340         $   --         $  1,007

Receivables                                    1,704              637             --            2,341
Less - allowance for doubtful accounts           (68)             (88)            --             (156)
                                            --------         --------         --------       --------
Net receivables                                1,636              549             --            2,185
Prepaid dealer commissions -
  current portion                                311             --               --              311
Deferred tax assets                              119                3             --              122
Other current assets                             113               88             --              201
                                            --------         --------         --------       --------
Total current assets                           2,846              980             --            3,826
                                            --------         --------         --------       --------
Long-term securities                             752            1,083             --            1,835
Fixed assets, net                                934              331             --            1,265
Intangible assets                              2,822              360            1,577(h)       4,759
Prepaid dealer commissions                       823             --               --              823
Other assets                                     551               64             --              615
                                            --------         --------         --------       --------
                                            $  8,728         $  2,818         $  1,577       $ 13,123
                                            ========         ========         ========       ========
LIABILITIES AND STOCKHOLDERS'

EQUITY
Current liabilities:

Short-term debt                             $    480         $     44         $    200(i)    $    724
Accounts payable and accrued liabilities       1,880              309             --            2,189

Accrued income taxes                             354               47             --              401
                                            --------         --------         --------       --------

        Total current liabilities              2,714              400              200          3,314
                                            --------         --------         --------       --------

Fiduciary liabilities                          2,570              571            --             3,141
Less - cash and investments
 held in a fiduciary capacity                 (2,570)            (571)            --           (3,141)

                                            --------         --------         --------       --------
                                                  --               --               --             --
                                            --------         --------         --------       --------

Long-term debt                                 1,280              235            1,386(i)       2,901
                                            --------         --------         --------       --------

Other liabilities                              1,157            1,645             --            2,802

Commitments and contingencies                   --               --               --             --

Stockholders' equity:

Preferred stock                                 --               --               --             --
Common stock                                     261               91              (91)(j)        271
                                                                                    10(e)

Other stockholders' equity                     3,490              447             (447)(j)      4,009
                                                                                   519(e)
                                            --------         --------         --------       --------
                                               3,751              538               (9)         4,280
Less - treasury shares                          (174)              --               --           (174)
                                            --------         --------         --------       --------
Total stockholders' equity                     3,577              538               (9)         4,106
                                            --------         --------         --------       --------
                                            $  8,728         $  2,818         $  1,577       $ 13,123
                                            ========         ========         ========       ========

See accompanying notes to pro forma condensed combined financial statements.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        A description of the adjustments reflected in the pro forma condensed combined financial statements follows:

        (a) Certain amounts included in the Sedgwick consolidated statements of income (interest income, interest expense, equity in income of affiliates and minority interest in income of subsidiaries) have been reclassified to conform with the Registrant's financial statement presentation and have been presented in accordance with U.S. Generally Accepted Accounting Principles. (See note 32 of the financial statements in Exhibit 99.1 and Additional information for US investors in Exhibit 99.2) Results for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been translated at (pound) = US$1.64 and (pound) = US$1.65, respectively.

        (b) To reflect the incremental estimated annual goodwill amortization charge associated with the acquisition of Sedgwick (the "acquisition"). Goodwill is estimated at $1.577 billion and is being amortized over a forty-year period.

        (c) To record the additional annual interest expense associated with the estimated $1.586 billion of incremental debt that is expected to be incurred by the Registrant as a result of the acquisition. The assumed interest rate of 6.31% represents the weighted average interest rate of the expected incremental debt based on prevailing rates. The actual interest rate may vary from the assumed rate. The annual effect on pretax income of a one-eighth percent variance in this rate is $2.0 million.

        (d) To record the tax effect of the pro forma adjustments related to the additional annual interest expense. The assumed tax rate of 35% represents the federal tax benefit on the estimated incremental interest expense. The Registrant does not anticipate any state and local tax benefit on this interest expense.

        (e) To reflect the issuance of $529 million (10 million shares) of the Registrant's $1 par value common stock representing the estimated portion of the acquisition cost to be financed through equity.

        (f) Certain amounts included in the Sedgwick consolidated balance sheet have been reclassified to conform with the Registrant's financial statement presentation. In particular, fiduciary cash and investments of $571 million have been offset against the related liabilities and presented in the liability section of the balance sheet. In addition, receivables and payables for uncollected premiums and claims are presented in footnote disclosure in the Registrant's financial statements. The balance sheet has been translated at (pound) = US$1.70.

        (g) The Registrant's management is in the preliminary stages of identifying the impact of purchase related matters, principally related to severance, duplicative real estate, and adjustments of asset and liability balances to fair values. The preliminary estimate of these purchase related matters of $600 million and the related income tax benefit of $210 million, which may differ from the final resolution of such items, are not included in the pro forma financial statements.

        (h) Represents the excess of the $2.115 billion acquisition consideration over the $538 million acquired net assets of Sedgwick. The Registrant's management is in the process of, but has not completed, identifying intangibles or fair values of assets acquired and liabilities assumed. Since there are no known adjustments at this time, the fair values of assets and liabilities are assumed to be the carrying values on the Sedgwick balance sheet and the excess of the acquisition consideration over the acquired net assets has been allocated to goodwill. The preliminary purchase price allocation to the underlying assets and liabilities of Sedgwick, including goodwill, is subject to further refinement as the Registrant's management continues to review the estimated fair values of the assets acquired and the liabilities assumed. The final purchase price allocation could be materially different from this preliminary allocation.

        (i) To reflect the incremental debt assumed to be incurred to finance $1.586 billion of the acquisition.

        (j) To record the elimination of $538 million of Sedgwick stockholders' equity.